Exhibit 5.1

[Letterhead of Conyers Dill & Pearman]

16 July 2007

MF Global Ltd. Clarendon House 2 Church Street Hamilton HM 11 Bermuda	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	+1 441 299 4954 Marcello.Ausenda@conyersdillandpearman.com MAA/edm/332652/corpdocs/218326

Dear Sirs

MF Global Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form F-1 (Registration No. 333-143395) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 31 May 2007 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 97,379,765 common shares, par value US$1.00 each (the “Common Shares”), which are being offered by Man Group UK Limited as selling shareholder (the “Selling Shareholder”), together with an additional 9,737,977 common shares, par value US$1.00 each (the “Option Shares”) subject to an option granted to the underwriters by the Selling Shareholder (and together with the Common Shares, the “Issued Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 16 July 2007, copies of unanimous written resolutions of the members of the Company dated 2 July 2007, and 8 July 2007, and minutes of meetings of the board of directors of the Company held on 31 May 2007, 2 July 2007 and 8 July 2007 (together, the “Minutes”), an officers certificate from the Assistant Secretary of the Company confirming that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended (the “Officers Certificate”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Officer’s Certificate and other documents reviewed by us, (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (e) that the Issued Shares will be sold as contemplated by the Registration Statement and the consideration contemplated by the Registration Statement will be paid as contemplated by the Registration Statement.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Issued Shares by the Selling Shareholder and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	Based solely upon a review of the register of members of the Company certified by the Company Secretary dated 16 July 2007, the Issued Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Validity of the Common Shares” and “Enforcement of Civil Liabilities” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman